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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)
 EXCLUDING INTEREST ON DEPOSITS:                                                           THREE MONTHS
                                                                                               ENDED
                                                                                               MAR 31
                                     1994      1993       1992       1991    1990          1995     1994
                                    ------   -------    -------    -------  -------      -------   -----

FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
  INTEREST ON DEPOSITS)            5,906     6,324      5,826      5,973    9,414        1,016     1,903
  INTEREST FACTOR IN RENT EXPENSE    143       147        161        171      173           35        37
                                 -------   -------     -------    -------  -------      -------   ------
    TOTAL FIXED CHARGES            6,049     6,471      5,988      6,144    9,587        1,051     1,940

INCOME:
  NET INCOME(LOSS)                 3,422(A)  1,919(B)     722      (914)(C)   318(D)       829       609(A)
  INCOME TAXES                     1,189       941        696       677       508          530       390
  FIXED CHARGES                    6,049     6,471      5,988     6,144     9,587        1,051     1,940
                                  -------   -------    -------   -------   --------      -------  -------
    TOTAL INCOME                  10,660     9,331      7,406     5,907    10,413        2,410     2,939
                                  =======   =======    =======   =======   =======      =======  =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS    1.76      1.44       1.24       0.96(E)  1.09         2.29      1.51
                                  =======   =======     =======   =======   =======      =======  =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                14,902    16,121      16,327    17,089   23,798        3,272    4,373
  INTEREST FACTOR IN RENT EXPENSE    143       147         162       171      173           35       37
                                  -------   -------     -------   -------  -------      -------  -------
    TOTAL FIXED CHARGES           15,045    16,268      16,489    17,260   23,971        3,307    4,410

INCOME:
  NET INCOME(LOSS)                 3,422(A)  1,919(B)      722     (914)(C)   318(D)       829      609(A)
  INCOME TAXES                     1,189       941         696      677       508          530      390
  FIXED CHARGES                   15,045    16,268      16,489   17,260    23,971        3,307    4,410
                                 -------   -------     -------   -------   -------      -------  -------
    TOTAL INCOME                  19,656    19,128      17,907    17,023   24,797        4,666    5,409
                                 =======   =======     =======   =======  =======       =======  =======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.31      1.18        1.09      0.99(E)  1.03         1.41     1.23
                                 =======   =======     =======    =======  =======        =======  ======

(A) NET INCOME FOR THE THREE MONTHS ENDED MARCH 31,1994 AND THE FULL YEAR 1994 EXCLUDES THE CUMULATIVE EFFECT
OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT
BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF
FINANCIAL STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(E) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $237
MILLION.
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